Ex. 10.4


                CONSOLIDATED, AMENDED AND RESTATED MORTGAGE NOTE



$60,000,000.00                                                New York, New York

                                                                   March 1, 1999


     WHEREAS, TOWER REALTY OPERATING PARTNERSHIP, L.P. (the "Borrower") has acquired title to the Premises (as defined in the Mortgage defined and described in the Loan Agreement (defined below)) subject to the indebtedness evidenced by the notes described in Exhibit A attached hereto and made a part hereof by this reference, (each, an "Existing Mortgage Note" and collectively, the "Existing Mortgage Notes"; and the indebtedness evidenced thereby, in the aggregate, the "Existing Mortgage Loan");

     WHEREAS, the Banks (as hereinafter defined) have acquired the Existing Mortgage Loan, the interests of the Banks therein being more particularly described in the Mortgage Loan Agreement (the "Loan Agreement"), of even date herewith, among the Borrower, Fleet National Bank, as administrative agent (the "Administrative Agent"), Merrill Lynch & Co., as syndication agent and arranger (the "Syndication Agent and Arranger"), NationsBank, N.A., as documentation agent (the "Documentation Agent") and the banks listed on the signature pages thereof (the "Banks");

     WHEREAS, the Borrower, the Banks, the Administrative Agent, the Syndication Agent and Arranger and the Documentation Agent desire to consolidate, amend and restate the terms by which the Existing Mortgage Loan is governed as set forth in this Consolidated, Amended and Restated Mortgage Note (this "Restated Mortgage Note"; and the indebtedness evidenced by this Restated Mortgage Note, the "Restated Mortgage Loan");

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

          A. the Borrower, the Banks, the Administrative Agent, the Syndication Agent and Arranger and



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     the Documentation Agent acknowledge and agree that the Existing Mortgage
     Notes, as amended and restated hereby, constitute a single indebtedness in the current principal amount of $60,000,000.00.

          B. From and after the date hereof, the terms, covenants and provisions of the Existing Mortgage Notes are hereby modified, consolidated, amended and restated in their entirety so that henceforth the terms, covenants and provisions of the Existing Mortgage Notes shall be read as herein set forth, and the Existing Mortgage Notes, as so modified, consolidated, amended and restated are hereby ratified and confirmed in all respects by the Borrower.

          C. Neither this Restated Mortgage Note nor anything contained herein shall be construed as a substitution or novation of the Borrower's indebtedness to the Banks under the Existing Mortgage Notes, which indebtedness shall remain outstanding under the Existing Mortgage Notes as the same are confirmed, modified, consolidated, amended and restated in their entirety by this Restated Mortgage Note.

          D. When used herein, all capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     For value received, the Borrower assumes the obligation to pay the indebtedness under the Existing Mortgage Loan evidenced by the Existing Mortgage Notes, agrees to the amendment and restatement thereof hereby, and promises to pay to the order of each of the Banks, pro rata in accordance with its respective interests as set forth in the Loan Agreement, for the account of its Applicable Lending Office, the unpaid principal amount of the Restated Mortgage Loan made by such Bank to the Borrower pursuant to the Loan Agreement on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of the Restated Mortgage Loan on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Fleet National Bank.



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     The Restated Mortgage Loan made by the Banks, the type and interest periods thereof from time to time and all repayments of the principal thereof shall be recorded by the Administrative Agent and, if the Administrative Agent so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to such Restated Mortgage Loan may be endorsed by the Administrative Agent on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

     This note is the Restated Mortgage Note referred to in the Loan Agreement. Reference is hereby made to the Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

          All obligations, covenants and agreements contained or evidenced in this Restated Mortgage Note, shall be fully recourse to Borrower and each and every asset of Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, agreement contained in this Restated Mortgage Note shall be had against any Non-Recourse Party and no such Non-Recourse Party shall be personally liable for payment of the Restated Mortgage Loan or other amounts due in respect thereof (all such liability being expressly waived and released by each Bank and the Administrative Agent).

                       TOWER REALTY OPERATING PARTNER-
                       SHIP, L.P.

                       By:       TOWER REALTY TRUST, INC.,
                                 its sole general partner



                                 By/s/ Lester S. Garfinkel
                                   ---------------------------
                                 Name: Lester S. Garfinkel
                                 Title: Executive Vice President
                                        Finance & Administration
                                        and Chief Financial Officer


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                                    Exhibit A
                            (Existing Mortgage Notes)



         The Consolidated, Amended and Restated Mortgage Note in the original principal amount of $100,000,000, dated as of December 31, 1997, by 810 7th Avenue, L.P., as maker, in favor of Credit Suisse First Boston Mortgage Capital LLC as payee, as endorsed to Norwest Bank Minnesota, National Association, as trustee under the Pooling and Servicing Agreement dated June 12, 1998 for the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-FL1, together with the notes that are consolidated, amended and restated thereby (collectively, the "Existing Notes")